UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                              October 15, 2004
                              (Date of Report)

                       Rescon Technology Corporation
           (Exact name of registrant as specified in its charter)

     Nevada                      000-13822                       83-0210455
(State or other                 (Commission                (I.R.S. Employer
 jurisdiction of                File Number)            Identification No.)
 Incorporation)

1500 Market Street, 12th Floor, East Tower
          Philadelphia, PA                                         19102
(Address of principal executive offices)                         (Zip Code)

                               (215) 246-3456
            (Registrant's telephone number, including area code)

                               Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01.  Entry into a Material Definitive Agreement

     On October 15, 2004, Rescon Technology Corporation (the "Company") entered into a definitive agreement whereby it agreed to acquire Nayna Networks, Inc., a Delaware corporation, ("Nayna") for 32,500,000 shares of the Company's Common Stock following a reverse split that would reduce the current outstanding shares of the Company common stock to approximately 3,400,000. Pursuant to the terms of the Agreement and Plan of Reorganization ("Merger Agreement"), Nayna Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of the Company, ("Sub") will merge with and into Nayna, with Nayna continuing as a wholly-owned subsidiary of the Company. Following the closing of the proposed acquisition, the stockholders of Nayna will hold a majority of the outstanding shares of the Company. The transaction is subject to approval of shareholders of Nayna and the Company and other customary closing conditions. None of the officers, directors or affiliates of Nayna are officers, directors or affiliates of the Company.

Item 8.01.  Other Events

     On October 19, 2004, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

     Exhibits

     99.1 Press Release issued by Rescon Technology Corporation on October 19, 2004.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Rescon Technology Corporation

                                   By: /s/ HENRIK KLAUSGAARD
                                   ------------------------------------
                                   Henrik Klausgaard
                                   President and Chief Executive Officer


Date:  October 22, 2004








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